UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2022, Inotiv, Inc. (the “Company”), and Inotiv Morrisville, LLC, a wholly owned subsidiary of the Company (the “Purchaser”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Integrated Laboratory Systems Holdings, LLC, a Delaware limited liability company (the “Seller”), and Integrated Laboratory Systems, LLC, a North Carolina limited liability company ("ILS") providing for the acquisition by the Purchaser of all of the outstanding membership interests of ILS (the "Acquisition"). ILS is a preclinical contract research organization offering a suite of toxicology testing solutions, including genetic toxicology, in vivo and in vitro toxicology, histology and pathology, molecular biology and bioinformatics and computational toxicology and data science services, to governmental and commercial clients. The transactions provided for in the Purchase Agreement were consummated on January 10, 2022.

Consideration for the ILS membership interests consisted of $38.8 million in cash (after giving effect to an adjustment for estimated net working capital), subject to certain adjustments and inclusive of a $3.8 million escrow for purposes of securing any amounts payable by the selling parties on account of indemnification obligations under the Purchase Agreement, and 429,118 of the Company's common shares.

The Purchase Agreement contains customary representations, warranties, covenants (including non-competition and non-solicitation covenants), indemnifications, and agreements.

The representations and warranties contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement, were made solely for the benefit of the parties to the Purchase Agreement, and may not have been intended to be statements of fact but, rather, to be a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors. For the foregoing reasons, the representations and warranties contained in the Purchase Agreement should not be relied upon as factual information at the time they were made or otherwise. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

To fund a portion of the purchase price for the Acquisition, on January 10, 2022, the Company borrowed the full amount of its existing $35.0 million delayed draw term loan facility (the "DDTL") under the Credit Agreement, dated November 5, 2021, among the Company, certain subsidiaries of the Company (the "Subsidiary Guarantors"), the lenders party thereto and Jefferies Finance LLC as administrative agent (the "Credit Agreement"). Amounts outstanding under the DDTL will accrue interest at an annual rate equal to the LIBOR rate plus a margin of between 6.00% and 6.50%, depending on the Company’s then current Secured Leverage Ratio (as defined in the Credit Agreement).  The initial adjusted LIBOR rate of interest is the LIBOR rate of 1.00% plus 6.25% for a total rate of 7.25%.

The DDTL requires annual principal payments in an amount equal to 1.0% of the original principal amount. Voluntary prepayments of the DDTL will be subject to a 2% prepayment premium if made on or prior to November 5, 2022 and a 1% prepayment premium if made on or prior to November 5, 2023. Voluntary prepayments made after November 5, 2023 are not subject to a prepayment premium.

Under the Credit Agreement, the Company is required to maintain an initial Secured Leverage Ratio of not more than 4.25 to 1.00.  The maximum permitted Secured Leverage Ratio shall reduce to 3.00 to 1.00 beginning with the Company’s fiscal quarter ending March 31, 2025.  The Company is required to maintain a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement), which ratio shall be 1.00 to 1.00 during the first year of the Credit Agreement and shall be 1.10 to 1.00 from and after the Credit Agreement’s first anniversary. The Credit Agreement includes certain cure rights in the event the Company fails to comply with these financial covenants for any fiscal quarter.

The DDTL is secured by all assets (other than certain excluded assets) of the Company and each of the Subsidiary Guarantors. Repayment of the DDTL is guaranteed by each of the Subsidiary Guarantors.

The Credit Agreement includes certain customary events of default, including, among other things, failure to pay principal, interest or other amounts owed under the Credit Agreement when due, inaccuracy of representations and warranties, failure to comply with the covenants in the Credit Agreement (including the financial covenants described above), defaults under certain other indebtedness, the entry of certain orders for the payment of money that remain undischarged or unstayed for 90 days, certain ERISA Events (as defined in the Credit Agreement), certain insolvency events and the occurrence of a Change in Control (as defined in the Credit Agreement).

The DDTL will mature on November 5, 2026.

The foregoing description of the DDTL and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on November 5, 2021.

Item 7.01 Regulation FD Disclosure.

On January 10, 2022, the Company issued a press release relating to the Acquisition, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Membership Interest Purchase Agreement, dated January 10, 2022, by and among Inotiv, Inc., Inotiv Morrisville, LLC, Integrated Laboratory Systems Holdings, LLC and Integrated Laboratory Systems, LLC
99.1	Press Release, dated January 10, 2022

Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. In this context, forward-looking statements may address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed Acquisitions and the anticipated benefits thereof. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the Acquisitions contemplated by the Merger Agreement, the Purchase Agreement or otherwise; the expected timing of the completion of the Acquisitions; the ability of the parties to complete the Acquisitions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that either or both of the Acquisitions may not be timely completed, if at all; that, prior to the completion of the Acquisitions, the sellers’ businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in the Company’s latest Annual Report on Form 10-K and its other filings with the SEC. The parties assume no obligation and do not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inotiv, Inc.

Date: January 13, 2022	By:	/s/ Beth A. Taylor
Beth A. Taylor
Chief Financial Officer and Vice President - Finance